EXHIBIT 23.1

                       INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Form 8-K/A of Diamond Shamrock, Inc. and in the Registration Statements of Diamond Shamrock, Inc. on Form S-3 (Nos. 33-67166 and 33-67556) and on Form S-8 (Nos. 33-15268, 33-34306,
33-50573, 33-47761, 33-59025 and 33-64645) of our report dated September 19,
1995 appearing in the Annual Report on Form 10-K of National Convenience Stores Incorporated for the year ended June 30, 1995.


/s/Deloitte & Touche LLP
   DELOITTE & TOUCHE LLP
   Houston, Texas






February 14, 1996